UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 8, 2025

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the Stalking Horse Term Sheet (as defined below) and the DIP Term Sheet (as defined below) is incorporated by reference herein.

Item 1.03	Bankruptcy or Receivership.

In order to effectuate the transactions set forth herein, on May 8, 2025 (the “Petition Date”), Accelerate Diagnostics, Inc. (the “Company”) and its US subsidiary, Accelerate Diagnostics Texas, LLC (collectively, with the Company, the “Debtors”), filed voluntary petitions for relief (the “Bankruptcy Petitions”) under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”). The Debtors will file a motion with the Court seeking joint administration of the Cases under the caption Accelerate Diagnostics, Inc., et al. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed various “first day” motions with the Court requesting customary relief that will enable the Debtors to transition into Chapter 11 protection while continuing to operate their business in the ordinary course without material disruption. The Company has engaged Fried, Frank, Harris, Shriver & Jacobson LLP, Perella Weinberg Partners LP and SOLIC Capital Advisors, LLC to advise on its strategic options, including the process to sell its assets in connection with the Cases.

Additional information about the Cases, including access to Court documents, is available online at https://cases.stretto.com/AccelerateDiagnostics, a website administered by the Company’s claims agent, Stretto, Inc. The documents and other information on this website are not part of this Current Report on Form 8-K and shall not be deemed incorporated by reference herein.

Bid for Purchase of the Company

On May 8, 2025, prior to the filing of the Bankruptcy Petitions, the Company entered into that certain term sheet (the “Stalking Horse Term Sheet”) with an affiliate of Indaba Capital Management, L.P. (“Indaba”), the Company’s existing secured noteholder. Capitalized terms used but not otherwise defined in this “Bid for Purchase of the Company” section of this Current Report on Form 8-K have the meanings given to them in the Stalking Horse Term Sheet.

Subject to the Stalking Horse Term Sheet, which remains subject to the approval of the Court, Indaba has agreed to acquire substantially all assets of the Company. The aggregate consideration for the Purchased Assets shall consist of: (a) a credit bid equaling $36.9 million in the aggregate; and (b) assumption of the Assumed Liabilities.

The transaction is being implemented in the Chapter 11 Cases under Section 363 of the Bankruptcy Code and will be subject to approval by the Court and compliance with agreed upon and Court-approved bidding procedures allowing for the submission of higher or otherwise better offers, and other agreed-upon conditions. In accordance with the sale process under Section 363 of the Bankruptcy Code, notice of the proposed sale to Indaba will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate the bids, in consultation with its advisors and as overseen by the Court.

The foregoing description of the Stalking Horse Term Sheet does not purport to be complete and is qualified in its entirety by reference to the Stalking Horse Term Sheet, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

DIP Term Sheet

The Company, as borrower, entered into that certain term sheet (the “DIP Term Sheet”) with Indaba (the “DIP Lender”) on the terms and conditions set forth therein. Capitalized terms used but not otherwise defined in this “DIP Term Sheet” section of this Current Report on Form 8-K shall have the meanings given to them elsewhere in this Current Report on Form 8-K (or, if not defined herein, in the DIP Term Sheet). Pursuant to the DIP Term Sheet, the DIP Lender has agreed, upon the terms and conditions set forth therein and subject to approval from the Court, to make available to the Company a senior secured superpriority postpetition term loan financing facility (the “DIP Facility”), which shall include, among other things, new-money delayed-draw term loans in an aggregate principal amount not to exceed $12,500,000.

The DIP Facility will be used, subject to Court approval, in accordance with the DIP Orders, the DIP Loan Documents and the Approved Budget to pay certain costs, fees, and expenses related to the Cases, and to fund the working capital needs and expenditures of the Debtors during the Cases.

The foregoing description of the DIP Term Sheet does not purport to be complete and is qualified in its entirety by reference to the DIP Term Sheet, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein, as may be approved by the Court.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 and 1.03 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•	Indenture, dated as of August 8, 2024, by and among the Company, as issuer, and U.S. Bank Trust Company, National Association, as Trustee, governing the 16.00% Super Priority Senior Secured PIK Notes due December 31, 2025; and

•	Indenture, dated as of June 9, 2023, by and among the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee and collateral agent, governing the 5.00% Senior Secured Convertible Notes due December 15, 2026.

The Debt Instruments provide that upon the filing of the Bankruptcy Petitions, the principal and interest due under the Debt Instruments shall automatically become due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

On May 8, 2025, the Company announced the filing of the Cases and entry into the DIP Term Sheet and the Stalking Horse Term Sheet. The press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

Item 8.01	Other Events.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in its common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases. In particular, the Company expects that holders of its common stock will experience a significant or complete loss on their investment.

Forward-Looking Statements

This Form 8-K includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this Form 8-K speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements in this Form 8-K include, but are not limited to, statements about the Company’s plans to sell its assets pursuant to chapter 11 of the Bankruptcy Code; the Company’s plans to obtain DIP financing; the Company’s intention to continue operations during the Cases; the Company’s belief that the 363 sale process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Cases on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the Cases and to maintain contracts that are critical to its operations; the outcome and timing of the Cases and any potential asset sale; the effect of the filing of the Cases and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Cases or the potential asset sale; uncertainty regarding obtaining Court approval of a sale of the Company’s assets or other conditions to the potential asset sale; and the timing or amount of any distributions, if any, to the Company’s stakeholders.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description
10.1	Stalking Horse Term Sheet

10.2	DIP Term Sheet

99.1	Press release, dated May 8, 2025

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: May 8, 2025
/s/ David Patience
David Patience
Chief Financial Officer